FORM OF EXECUTIVE EMPLOYMENT AGREEMENT



          AGREEMENT by and between Southwestern Public Service
Company, a New Mexico corporation (the "Company"), and _______
_________ (the "Employee"), dated as of the _____ day of July, 1995.

          WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly qualified key employees unless a certain degree of secu-rity can be offered to such individuals against organizational and personnel changes which frequently follow Changes of Con-trol (as defined below) of a corporation; and

          WHEREAS, even rumors of acquisitions or mergers may cause key employees to consider major career changes in an effort to assure financial security for themselves and their families; and

          WHEREAS, the Company desires to assure fair treatment of its key employees in the event of a Change of Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their
























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willingness to remain with the Company notwithstanding the outcome of a
possible Change of Control transaction; and

            WHEREAS, the Company recognizes that its key employees will be involved in evaluating or negotiating any offers, proposals or other transactions which could result in Changes of Control of the Company and believes that it is in the best interest of the Company and its stockholders for such key employees to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company's stockholders in making these evaluations and carrying on such negotiations; and

            WHEREAS, the Board of Directors (the "Board") of the Company believes it is essential to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

            NOW THEREFORE, the parties, for good and valuable consideration and intending to be legally bound, agree as follows:





























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                                    -3-



            1.    Operation and Term of Agreement; Certain
Definitions.

            (a) This Agreement shall be effective immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any of its provisions shall be operative unless and until there has been a Change of Control of the Company, as such term is defined below. The term of this Agreement shall end on the third anni-versary of the date of execution of this Agreement; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate three years from such
Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give written notice that the term of the Agreement shall not be so extended; and provided, further, that after a Change of Control of the
Company during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied.

            (b) The "Effective Date" shall be the first date during the term of this Agreement on which a Change of Control






























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                                    -4-



occurs. Anything in this Agreement to the contrary notwithstanding, if the
Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

            (c)   A reference herein to a section of the Internal
Revenue
Code of 1986, as amended (the "Code") or a subdivision thereof shall be construed to incorporate reference to any section or subdivision of the
Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

            (d) A reference herein to a section of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation promulgated thereunder shall be construed to incorporate reference to any section of the Exchange






























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                                    -5-



Act or any rule or regulation enacted or promulgated as a successor thereto.

            (e) "Subsidiary(ies)" means a company 50% or more of the voting securities of which are owned by the Company.

            (f) "Employee Benefit Plan" means any written plan providing benefits for employees of the Company or any Subsidiary.

            2. Change of Control. For the purpose of this Agreement, a
"Change of Control" shall be deemed to have occurred upon the happening of any of the following:

            (a) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or
14(d)(2) of the Exchange Act, (excluding, for this purpose, the Company or it Subsidiaries, or any Employee Benefit Plan which acquires beneficial ownership of voting securities of the Company) of beneficial ownership
(within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of
20% or more of either the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or




























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                                    -6-



            (b)   Individuals who, as of the date hereof,
constitute the
Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who first becomes a director subsequent to the date hereof whose recommendation, election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent
Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as described in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (c) Approval by the stockholders of the Company of a reorganization, share exchange, merger or consolidation with respect to which, in any such case, the persons who were the stockholders of the
Company immediately prior to such reorganization, share exchange, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company; or






























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                                    -7-



            (d) Liquidation or dissolution of the Company or a sale of all or substantially all the assets of the Company.

            3. Employment Period. The Company hereby agrees to continue the Employee in the Company's employ, and the Employee hereby agrees to remain in the employ of the Company, for the period commencing on the
Effective Date and ending on the third anniversary of such date
(the
"Employment Period").

            4.    Terms of Employment.

            (a)   Position and Duties.

            (i) During the Employment Period, (A) the Employee's position
(including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (B) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than 25 miles from such location.

           (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the employment period it shall not be a violation of this Agreement for the
Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the
Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company. The preceding sentence shall in no way be construed as a limitation on the non-business activities listed previously in this paragraph of Section
4(a)(ii).  Activities of the Employee
consistent with this paragraph shall not permit the Company to terminate the Employee's employment for Cause, as defined below.

            (b)   Compensation.

            (i) Base Salary. During the Employment Period, the Employee shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Employee by the Company during the 12 month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base
Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its Subsidiaries. Any increase in
Base Salary shall not serve to limit or reduce any other obligation to the
Employee under this Agreement. Base Salary shall not be reduced after any such increase.

           (ii)  Annual Bonus.  In addition to Base Salary, the
Employee
shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (an "Annual Bonus") in cash at least equal to the average annual bonus payable to the

Employee from the Company and its Subsidiaries in respect of the two of the last three fiscal years immediately preceding the Effective Date in which the bonuses paid were higher.

          (iii) Incentive, Savings and Retirement Plans. In addition to
Base Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs in which the Employee was participating prior to the Effective Date and which are applicable to other key employees of the Company and its Sub-sidiaries (including, without limitation, the Company's 1989 Stock Incentive Plan, its EPS Performance Unit Plan, its Employee Investment
Plan, its Retirement Plan for Employees, its Supplemental
Retirement Income
Plan and any successor plans), in each case providing benefits which are the economic equivalent to those currently in effect or as subsequently amended prior to the Effective Date. The compensation, benefits and reward opportunities provided to the Employee pursuant to such plans, practices, policies and programs, in the aggregate, shall be at least as favorable as the most favorable of such compensation, benefits and reward opportunities, in the aggregate, provided by the Company for the Employee under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its Subsidiaries.

           (iv)  Welfare Benefit Plans.  During the Employment
Period, the
Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), in each case providing benefits which are the economic equivalent to those currently in effect or as subsequently amended prior to the Effective Date.
The benefits provided to the Employee and/or the Employee's family pursuant to such plans, practices, policies and programs in accordance with this
Section 4(b)(iv) shall at all times be at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its Subsidiaries.

            (c)   Additional Rights of the Employee and
                  Obligations of the Company.


            (i) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Company and its Subsidiaries in effect at any time during the 90-day period immediately preceding the
Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its
Subsidiaries.

           (ii) Fringe Benefits. During the Employment Period, the
Employee shall be entitled to fringe benefits, including but not limited to the use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, policies and programs of the
Company and its Subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the
Employee, as in effect at any time thereafter with respect to other key employees of the Company and its Subsidiaries.

          (iii) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Employee by the Company and its Subsidiaries at any time during the
90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its Subsidiaries.

           (iv) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the most favorable plans, practices, policies and programs of the Company and its Subsidiaries as in effect at any time during the 90-day period immediately preceding the
Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its
Subsidiaries.

            (v) Indemnification. The Employee shall be entitled during the Employment Period, and thereafter with respect to occurrences during the Employment Period, to the benefit of the indemnification provisions contained in the Articles of

Incorporation or By-Laws of the Company and in any contract entered into pursuant thereto as in effect on the date hereof or, if more favorable to the Employee, as in effect at any time thereafter, to the extent permitted by applicable law at the time of the assertion of any liability against the
Employee.

            5.    Termination.

            (a) Death or Disability. The Employee's employment under this Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the Employee has become Disabled
(pursuant to the definition of "Disabled" set forth below), it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the
30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this
Agreement, an Employee shall be regarded "Disabled" if he applies for and is determined to be eligible to receive disability benefits under the
Company's Long-Term Disability Plan.

            (b) Cause. During the Employment Period, the Company may only terminate the Employee's employment under Section 5(a) or for "Cause."
For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty engaged in by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the
Company, (ii) repeated violations by the Employee of the Employee's obligations under Section 4(a)(ii) of this Agreement which are demonstrably willful and deliberate on the Employee's part and which are not remedied in a reasonable period of time after receipt of written notice from the
Company or (iii) the conviction of the Employee of a felony.

            (c) Good Reason. Notwithstanding anything to the contrary contained herein, during the Employment Period, the Employee's employment may be terminated by the Employee for Good Reason and such termination shall be deemed a constructive discharge of the Employee by the Company.
For purposes of this Agreement, "Good Reason" means:

            (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (included status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by





























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                                   -16-



Section 4(a)(i) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the
Company promptly after receipt of notice thereof given by the Employee;

           (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

          (iii) the Company's requiring the Employee to be based at any office or location other than that described in Section 4(a)(i)(B) hereof, except for travel reasonably required in the performance of the Employee's responsibilities;

           (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

            (v) any failure by the Company to comply with and satisfy
Section 11(c) of this Agreement.

            For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive.
Anything in
this Agreement to the contrary notwithstanding, a termination by the
Employee for any reason during the 30-day period immediately following the first anniversary of a Change of Control described in Section 2(a),
(b) or
(d) hereof or the consummation of a transaction described in
Section 2(c)
hereof shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

            (d) Notice of Termination. Any termination of the Employee's employment by the Company for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which
(i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Employee to set forth in the
Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

            (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Employee's employment is terminated by the Company other than for Cause or Disability or by reason of death, the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (ii) if the
Employee's employment is terminated by reason of death or Disability, the
Date of Termination shall be the date of death of the Employee or the
Disability Effective Date, as the case may be.

            6.    Obligations of the Company upon Termination.

            (a) Termination Because of Death. If the Employee's employment is terminated by reason of the Employee's death, such employment shall terminate without further obligations under this Agreement to the
Employee's representatives, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose (i) the Employee's full Base Salary






























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                                   -19-


accrued but unpaid through the Date of Termination at the rate in effect on the Date of Termination, (ii) the product of the Annual Bonus paid to the
Employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of
Termination, and the denominator of which is 365, (iii) any compensation previously deferred by the Employee (together with any accrued earnings thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company and (iv) all amounts payable to the estate or designated beneficiaries of the Employee under any pension, savings, life insurance or other plans, practices, policies and programs of the Company, and/or all other amounts payable pursuant to Section 4(b)(iii) hereof (such amounts specified in clauses (i), (ii), (iii) and (iv) are hereinafter referred to as "Accrued Obligations"). The Accrued Obligations specified in clauses (i), (ii) and (iii) hereof shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the
Date of Termination, and the other Accrued Obligations shall be paid in accordance with the Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any such plan, practice, policy or program. Anything in this Agreement to the contrary notwithstanding, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its Subsidiaries to surviving families of key employees of the Company and such Subsidiaries under such plans, practices, policies or programs relating to family death benefits, if any, in accordance with the most favorable plans, practices, policies and programs of the Company and its Subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect on the date of the Employee's death, with respect to other key employees of the Company and its Subsidiaries and their families.

            (b) Termination Because of Disability. If the Employee's employment is terminated by reason of the Employee's Disability, such employment shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including for this purpose, all Accrued Obligations. The Accrued Obligations specified in clauses (i),
(ii) and (iii) of Section 6(a) hereof shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination, and the other
Accrued Obligations shall be paid in accordance with the Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations. Anything in this Agreement to the contrary notwithstanding, the Employee shall be entitled after the Disability
Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and any of its Subsidiaries to disabled employees and/or their families in accordance with such plans, practices, policies and programs relating to disability, if any, of the Company and its Subsidiaries in effect at any time during the
90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its
Subsidiaries and their families.

            (c)   Termination For Cause by the Company or For Other
Than
Good Reason by the Employee. If the Employee's employment shall be terminated for Cause, or if the Employee terminates his employment other than for Good Reason, the Employee's employment under this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee through the Date of Termination, including for this purpose, all Accrued
Obligations.  The Accrued Obligations
specified in clauses (i), (ii) and (iii) of Section 6(a) hereof shall be paid to the Employee in a lump sum in cash within 30 days of the Date of
Termination, and the other Accrued Obligations shall be paid in accordance with the Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations.

            (d)   Termination For Good Reason by the Employee or
For Other
Than Cause or Disability by the Company or Other Than As a Result of Death.
If, during the Employment Period, the Employee's employment shall be terminated by the Company other than for Cause or Disability or other than as a result of the Employee's death or if the Employee shall terminate his employment for Good Reason, the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination (or in accordance with the Employee's specific elections pursuant to, and otherwise in accordance with the terms of, any plan, practice, policy or program providing benefits forming a part of the Accrued Obligations specified in clause (iv) of Section 6(a) hereof) the aggregate of the following amounts and shall provide the following benefits:

            (i)  The Employee's full Base Salary and vacation pay
(for
vacation not taken) accrued but unpaid through the Date of

Termination at the rate in effect at the time of the Notice of Termination plus an amount equal to the product of the Annual Bonus paid to the Employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of
Termination and the denominator of which is 365, plus all other amounts to which the Employee is entitled under any compensation plan, practice, policy or program of the Company in effect at the time such payments are due; and

           (ii) In the event any compensation has been previously deferred by the Employee, all amounts previously deferred (together with any accrued earnings thereon) and not yet paid by the Company; and

          (iii)  A lump sum severance payment in an amount equal to
300%
of the sum of (x) the Employee's Base Salary (on an annualized basis) for the year which includes the Date of Termination and (y) the highest Annual
Bonus earned (whether or not deferred) by the Employee during the three years immediately preceding the year which includes the Date of
Termination; and

           (iv)  Following the Employee's termination of
employment, the
Company shall continue to cover the Employee and his family under, or provide the Employee and his family with insurance coverage no less favorable than, the Company's life, disability, health, dental or other employee welfare benefit plans or programs (as in effect on the Effective Date or, at the option of the Employee, on the Date of
Termination) for a period equal to the lesser of (x) three years following the Date of Termination or (y) until the Employee is provided by another employer with benefits substantially comparable to the benefits provided by such plans or programs; and

            (v)  Following the Employee's termination of
employment, the
Company shall treat the Employee as if he had continued participation and benefit accruals under the Company's Supplemental Retirement Income Plan or a successor plan (as in effect on the Effective Date) for three years following the Date of Termination, or the Company shall provide an equivalent benefit outside such plan with the result that an additional three years of age and service shall be granted to the Employee.

            (e)   Successor in Interest.  The Employee may
designate a
Successor (or Successors) in Interest to receive any and all amounts due
the Employee in accordance with this Agreement should the Employee be
deceased at any time of payment.  Such designation of Successor(s)
in
Interest shall be made in
writing and signed by the Employee, and delivered to the Company pursuant
to Section 12(b) hereof.  Any such designation may be made to any legal
person, persons, trust or the Employee's estate as he shall
determine in
his sole discretion.  In the event any designation shall be
incomplete, or
in the event the Employee shall fail to designate a Successor in
Interest,
his estate shall be deemed to be his Successor in Interest to receive such
portion of all of the payments due hereunder.   The Employee may
amend,
change or revoke any such designation at any time and from time to time, in the same manner. This Section 6(e) shall not supersede any designation of beneficiary or successor in interest made by the Employee, or separately covered, under any other plan, practice, policy or program of the Company.

            7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, practices, policies or programs provided by the Company or any of its Subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Company or any of its Subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, practice, policy or program of the Company or any of its Subsidiaries at or subsequent to the Date of
Termination shall be payable in accordance with such plan, practice, policy or program.

            8. Full Settlement; Legal Expenses. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Company agrees to pay, upon written demand therefor by the Employee, all legal fees and expenses which the Employee may reasonably incur as a result of any dispute or contest
(regardless of the outcome thereof) by or with the Company or others regarding the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the
Employee about the amount of any payment pursuant to Sections 6 or 9 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code. In any such action brought by the Employee for damages or to enforce any provisions of this Agreement, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in his sole discretion. If the parties hereto so agree in writing, any disputes under this Agreement may be settled by arbitration.

            9.    Certain Additional Payments by the Company.

            (a) Anything in this Agreement to the contrary not-withstanding, in the event it shall be determined that any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit), by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this
Section 9) (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Code (or any similar excise tax) or any interest or penalties are incurred by the Employee with respect to such excise tax
(such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up
Payment") in an amount such that after payment by the

Employee of all taxes (including any Excise Tax) imposed upon the Gross-Up
Payment and any interest or penalties imposed with respect to such taxes, the Employee retains from the Gross-Up Payment an amount equal to the
Excise Tax imposed upon the Payments.

            (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including determination of whether a Gross-Up Payment is required and of the amount of any such Gross-Up Payment, shall be made by Deloitte & Touche (the
"Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the Date of
Termination, if applicable, or such earlier time as is requested by the
Company, provided that any determination that an Excise Tax is payable by the Employee shall be made on the basis of substantial authority. The initial Gross-Up Payment, if any, as determined pursuant to this
Section 9(b), shall be paid to the Employee within five business days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that he has substantial authority not to report any Excise Tax on his Federal income tax return. Any determination by the Accounting

Firm meeting the requirements of this Section 9(b) shall be binding upon the Company and the Employee; subject only to payments pursuant to the following sentence based on a determination that additional Gross-Up
Payments should have been made, consistent with the calculations required to be made hereunder (the amount of such additional payments are referred to herein as the "Gross-Up Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-Up Underpayment that has occurred and any such Gross-Up Underpayment shall be promptly paid by the Company to or for the benefit of the Employee. The fees and disbursements of the Accounting
Firm shall be paid by the Company.

            (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten business days after the Employee receives written notice of such claim and shall apprise the
Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Employee shall:

            (i) give the Company any information reasonably requested by the Company relating to such claim,

           (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

           (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any
Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this
Section 9(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tri-bunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the
Company directs the Employee to pay such claim and sue for a refund, the
Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to the payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 9(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 9(c), a determination is made that the
Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then any obligation of the Employee to repay such advance shall be forgiven and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            10. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its Subsidiaries and which shall not be or become public knowledge
(other than by acts of the Employee or his representatives in violation of this Agreement). After the Date of Termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this
Agreement.

            11.   Successors.

            (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the
Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives or Successor(s) in Interest.

            (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

            12.   Miscellaneous.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This
Agreement may not be
amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Employee:

            [Name and Address]




            If to the Company:

            Southwestern Public Service Company
            SPS Tower
            Tyler at 6th Street
            Amarillo, Texas  79170

            Attention: Vice President Human Resources/Personnel


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            (c) Whenever reference is made herein to any specific plan or program of the Company, to the extent that the Employee is not a participant therein or has no benefit accrued thereunder, whether vested or contingent, as of the Effective Date, then such reference herein shall be null and void and of no effect, and the
Employee shall acquire no additional benefit as a result of such reference.

            (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (f) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

            (g) This Agreement contains the entire understanding of the
Company and the Employee with respect to the subject matter hereof but does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Employee is a participant or under which Employee is a beneficiary.

            (h) The Employee and the Company acknowledge that the employment of the Employee by the Company prior to the Effective Date is
"at will", and, prior to the Effective Date, may be terminated by either the Employee or the Company at any time. Upon a termination of the Employee's employment or upon the Employee's ceasing to be an officer of the Company if the Employee was an officer when this Agreement was executed, in each case, prior to the Effective Date, there shall be no fur-ther rights under this Agreement.

            IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed as of the day and year first above written.




_________________________________________
                           Name:




                           SOUTHWESTERN PUBLIC SERVICE COMPANY


                           By:_____________________________________






Attest:


___________________________

                            FORM OF
               AMENDMENT TO EMPLOYMENT AGREEMENT


          AGREEMENT, by and between Southwestern Public Service
Company, a New Mexico Corporation (the "Company"), and
_____________ (the "Employee"), dated as of the 21st day of August 1995.

          WHEREAS, the Company and the Employee have entered into an employment agreement, dated as of July 28, 1995 (the "Employment Agreement"), in order to assure fair treatment of the Employee in a position, free from personal, financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company's stockholders in making evaluations and carrying on negotiations regarding offers, proposals or other transactions which could result in a Change of Control; and

          WHEREAS, the Company is considering entering into an agreement and plan of reorganization with Public Service Com-pany Colorado (the "Merger Agreement") providing for a "merger of equals," after which the work locations, titles and report-ing responsibilities may be altered for executives of both par-ties in order to integrate the Company and Public Service Com-pany Colorado into one business organization structured legally in the form of a holding company with several subsidiary com-panies; and

          WHEREAS, in order to reflect the particular circum-stances of the transaction provided for in the Merger Agree-ment, the Company and the Employee wish to modify the Employ-ment Agreement, as set forth in this Agreement, only to the extent the Employment Agreement applies to a Change of Control resulting from the Merger Agreement.

          NOW, THEREFORE, the parties, in consideration of the continued employment of the Employee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, agree as follows:

          1. The following amendments are made to the Employ-ment Agreement, but only to the extent the Employment Agreement applies to a Change of Control resulting from approval by the stockholders of the Company of the transaction contemplated in the Merger Agreement Agreement or the closing of such merger under the terms of the Merger Agreement.

          a. Section 4(a)(i) of the Employment Agreement is amended to read as follows:

                "During the Employment Period, (A) the Employee will
                continue to be a corporate officer of the holding company
                resulting from the transactions contemplated in the Merger
                Agreement or one of its direct or indirect principal
                subsidiaries, with authority, duties and responsibilities
                which are at least commensurate in all material respects
                with the most significant of those held, exercised and
                assigned at any time during the 90-day period immediately
                preceding the Effective Date, and (B) the Employee's
                services shall be performed at either Amarillo, Texas, or
                Denver, Colorado, or their environs."

            b. Section 4(c)(iii) of the Employment Agreement is amended to read as follows:

                "Office and Support Staff.  During the Employment
Period,
                the Employee shall be entitled to an office or offices and to secretarial and other assistance commensurate with his
                position as a corporate officer of the holding company
                formed as a result of the Merger Agreement or one of its
                direct or indirect principal subsidiaries."

            c. Section 5(c)(i) of the Employment Agreement is amended to read as follows:

                "the assignment to the Employee of any duties inconsistent in any respect with the Employee's position as a corporate officer, authority, duties or responsibilities as contemplated by Section 4(a)(i) of this Agreement, or any
                other action by the Company which results in a diminution
                in such position, authority, duties or
responsibilities,
                excluding for this purpose an isolated,
insubstantial and
                inadvertent action not taken in bad faith and which is
                remedied by the Company promptly after receipt of notice
                thereof given by the Employee;"

            2. During the Employment Period, the Employee shall be entitled to relocation assistance under the terms of the Company's relocation assistance policy as in effect on the date hereof.

            3. Except to the extent expressly modified in this Agreement, the terms of the Employment Agreement shall remain in full force and effect. The Agreement shall not amend or otherwise affect the application of the Employment Agreement with respect to any Change of Control other than a Change of Control referred to in paragraph 1 hereof.

            4. Capitalized terms used herein and not defined shall have the meaning given to them in the Employment Agreement.

            5. This Agreement together with the Employment Agreement, contains the entire understanding of the Company and the Employee with respect to the subject matter hereof, but does not supersede or override the provisions of any stock options, employee benefit or other plan, program, policy or practice in which the Employee is a participant or under which the Employee is a beneficiary.

            6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

            IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed as of the day and year first above written.


                                 ________________________________
                                 Name:


                                 SOUTHWESTERN PUBLIC SERVICE
COMPANY


                                 By:
_______________________________
                                      Name:
                                     Title:

Attest:


By: _______________________

              SOUTHWESTERN PUBLIC SERVICE COMPANY
                  FORM OF AMENDMENT NO. 2 TO
                     EMPLOYMENT AGREEMENT


          The Employment Agreement made on July 28, 1995 (the "Employment Agreement"), between Southwestern Public Service Company, a New Mexico corporation (the "Company"), and _______________, an employee of the Company (the "Employee") for good and valuable consideration, is hereby amended effec-tive as of October 19, 1995, as follows:

          A. The last full paragraph of Section 5(c) of the Employment Agreement is deleted in its entirety, and the fol-lowing paragraph is substituted therefor:

              "For purposes of this Section 5(c), any
          good-faith determination of "Good Reason" made by the Employee shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termina-tion by the Employee for any reason during the 30-day period immediately following the first anniversary of a Change of Control described in Section 2(a), (b), or (d) hereof or the consummation of a transaction approved by the Stockholders as described in Section 2(c) hereof shall be deemed to be a termination for Good Reason for all purposes of this Agreement."

          B. Except as amended hereby, the provisions of the Employment Agreement shall remain in full force and effect.

          In witness whereof, the Company has caused this Amendment No. 2 to the Employment Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his or her hand as of October 19, 1995.


Corporate Seal                     Southwestern Public Service
                                    Company


Attest:                            By:_________________________
                                      Name:
                                      Title:

____________________

                                      _________________________
                                      Employee